SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

                                    Date of Report
                                   December 22, 1997

                                     FISERV, INC.
               (Exact name of registrant as specified in its charter)

                                      Wisconsin
                   (State or other jurisdiction of incorporation)


                        0-14948                          39-1506125
               (Commission File Number)      (IRS Employer Identification No.)

                   255 Fiserv Drive                        53045
                 Brookfield, Wisconsin                   (Zip code)
                 (Address of principal
                  executive offices)


                 Registrant's telephone number, including area code
                                   (414) 879-5000
ITEM 7. (C) EXHIBITS.

   (1) News release by Fiserv, Inc., dated December 19, 1997.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FISERV, INC.


                                By /S/ EDWARD P. ALBERTS
                                ------------------------
                                EDWARD P. ALBERTS
                                Senior Vice President - Finance

Date:  December 22, 1997

For release:  December 19, 1997

                    Fiserv, Inc. Approves Stock Buyback Plan


         Brookfield, Wisconsin, December 19, 1997--Fiserv, Inc. (NASDAQ:FISV) announced today that its Board of Directors has authorized the repurchase of up to approximately 1,000,000 shares of the Company's common stock, or approximately two percent of the 52.7 million shares outstanding. Shares purchased under the authorization will be made through open market transactions that may occur from time to time as market conditions warrant. Shares acquired will be limited to the number of shares to be issued in connection with the previously announced acquisition of Hanifen, Imhoff Holdings, Inc. of Denver.

         Fiserv, Inc. is an independent provider of financial data processing systems and related information management services and products to more than 5,000 banks, credit unions, mortgage firms and savings institutions worldwide. A publicly held company headquartered in Brookfield, Wis., Fiserv is traded on the NASDAQ over-the-counter market under the symbol FISV.

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